Exhibit 10.1

Execution Version

AMENDMENT TO SHARE PURCHASE AGREEMENT

This AMENDMENT TO SHARE PURCHASE AGREEMENT, dated as of August 27, 2021 (this “Amendment”), is made by and among Digital Turbine, Inc. (the “Parent”), Digital Turbine Media, Inc. (the “Purchaser”), Digital Turbine AdColony AS (“DT AdColony”), AdColony Holding AS (the “Company”) and Otello Corporation ASA (the “Seller” and, together with the Parent, the Purchaser, and the Company, collectively, the “Parties”).

RECITALS

WHEREAS, the Parties (other than DT AdColony) entered into a Share Purchase Agreement, dated as of February 26, 2021 (the “Purchase Agreement”), pursuant to which, among other things, the Purchaser agreed to purchase, and the Seller agreed to sell, all of the Company Securities;

WHEREAS, the Purchaser assigned certain of its rights and obligations under the Purchase Agreement to DT AdColony;

WHEREAS, on April 29, 2021, the Parties consummated the transactions contemplated by the Purchase Agreement; and

WHEREAS, the Parties desire to amend the Purchase Agreement to (a) agree on a fixed dollar amount for the Earn-Out Payment Amount and a payment date for such amount and (b) eliminate all of the earn-out support obligations.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

1.            Purchase Price. Section 1.2(c) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(c) (i) $204,500,000 in cash (the “Earn-Out Payment Amount”) to be paid in accordance with Section 1.4(b), less (ii) the aggregate amount of all Transaction-Related Bonuses payable on or promptly following the time of payment of the Earn-Out Payment Amount.”

2.            Payments Following Closing. Section 1.4(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Earn-Out Payment Amount. On or before January 15, 2022 (such date, the “Earn-Out Payment Amount Date”), Purchaser shall pay: (i) to the Seller, (A) the Earn-Out Payment Amount, less (B) the aggregate amount of all Transaction-Related Bonuses payable on or promptly following the Earn-Out Payment Amount Date (such amount, the “Earn-Out Bonus Amount”); and (ii) to each Specified Individual entitled to receive a Transaction-Related Bonus on or promptly following the Earn-Out Payment Amount Date, the portion of the Earn-Out Bonus Amount payable to such Specified Individual, in each case of subsections “(i)” and “(ii),” in cash by wire transfer of immediately available funds in accordance with the wire instructions provided by Seller.”

3.            Employees and Benefits.

a.	Section 6.6(a)(i) of the Purchase Agreement is hereby amended by deleting the following parenthetical therefrom: “(it being understood that without Seller’s written consent, any reduction in base salary or wages in excess of ten percent (10%), regardless of any increase in bonus opportunity, shall be deemed to not be as favorable in the aggregate to any Continuing Employee as required under this paragraph)”.

b.	The last sentence of Section 6.6(b) of the Purchase Agreement is hereby deleted.

4.            Definitions. Exhibit A to the Purchase Agreement is hereby amended as follows:

a.	The definitions of “AdColony Companies,” “Cause,” “Company Sale,” “Default Events,” “Direct Reports,” “Earn-Out Objection Notice,” “Earn-Out Statement,” “Earn-Out Target Amount,” “Good Reason,” and “Net Revenue” are deleted in their entirety;

b.	The definition of “Earn-Out Period” is deleted in its entirety and replaced with the following: “‘Earn-Out Period’ means the twelve (12) month period ending on December 31, 2021.”; and

c.	The definition of “Key Employees” is deleted in its entirety and replaced with the following: “‘Key Employees’ means the employees listed on Schedule 1.2(c)(ii).”

5.            Schedules. Each of Schedules 1.2(c) and 1.2(c)(i) of the Purchase Agreement is hereby deleted in its entirety.

6.            Remainder of Purchase Agreement Unchanged. Except as expressly set forth in Sections 1 through 5 above, the Purchase Agreement shall remain unchanged and in full force and effect.

7.            Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof, and the Parties agree to submit any dispute arising out of this Amendment to the courts of such State.

8.            Entire Agreement. This Amendment, along with the Purchase Agreement (as subsequently amended), sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of those Parties relating to the subject matter hereof.

9.            Binding Effect. This Amendment shall be binding upon the Parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the Parties hereto, their respective successors and permitted assigns.

10.          No Assignment. This Amendment shall not be assigned by any Party without the express prior written consent of the other Parties hereto, except that the Purchaser may, without the prior approval of any Seller Party, and provided that each of the Purchaser and the Parent continue to remain fully liable for its obligations and liabilities hereunder, (a) assign its rights, interests, and obligations hereunder to any Affiliate, and (b) grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the Parties consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

11.          Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. The execution and delivery of this Amendment by facsimile, electronic mail (including email, .pdf or other digital copies of signatures) or another form of electronic signature or transmission shall be sufficient to evidence the Parties’ intent to sign this Amendment and bind each Party to the terms and provisions of this Amendment.

12.          Construction. As used in this Amendment, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Amendment as a whole and not to any particular provision of this Amendment. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first above written.

Dated: August 27, 2021	DIGITAL TURBINE, INC.

	By:	/s/ William G. Stone III
Name: William G. Stone III
Title: Chief Executive Officer

DIGITAL TURBINE MEDIA, INC.

	By:	/s/ William G. Stone III
Name: William G. Stone III
Title: Chief Executive Officer

DIGITAL TURBINE ADCOLONY AS

	By:	/s/ William G. Stone III
Name: William G. Stone III
Title: Chairman of the Board

OTELLO CORPORATION ASA

	By:	/s/ Lars Boilesen
Name: Lars Boilesen
Title: Chief Executive Officer

ADCOLONY HOLDING AS

	By:	/s/ William G. Stone III
Name: William G. Stone III
Title: Chairman of the Board

	By:	/s/ Lars Boilesen
Name: Lars Boilesen
Title: Director

Signature Page to Amendment